Exhibit 99.1

Myers Industries Reports 2017 First Quarter Results

Strong cash flow growth driven by working capital and capital spending discipline

May 8, 2017, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the first quarter ended March 31, 2017.

First Quarter 2017 Business Highlights

•	Net sales decreased 6.3% (or 7.2% excluding currency fluctuation) compared to the first quarter of 2016

•	Gross profit margin of 29.6% compared to 31.9% in the first quarter of 2016

•	GAAP net income per diluted share from continuing operations of $0.10, compared to $(0.11) in the first quarter of 2016

•	Adjusted net income per diluted share from continuing operations of $0.13, compared to $0.21 in the first quarter of 2016

•	Generated cash from continuing operations of $13.1 million and free cash flow of $12.6 million

The Company reported net sales of $141.7 million, compared to $151.2 million in the first quarter of 2016. Gross profit margin decreased 230 basis points to 29.6 percent as compared to the prior year quarter, primarily due to lower sales volume and higher restructuring and manufacturing costs in the Material Handling Segment. Selling, general and administrative expenses declined by $3.9 million to $34.6 million, in the first quarter of 2017, with the improvement in expenses primarily attributable to lower compensation costs.

President and Chief Executive Officer Dave Banyard commented, “First quarter earnings were in line with our expectations, despite softer than expected demand in the auto aftermarket end market. Net sales were down mid-single digits due to the decline in auto aftermarket as well as the expected continued weakness in agricultural end markets. Despite the lower sales volumes, we are executing well on our strategic initiatives. We have made solid progress with our niche market growth teams, and our strategic realignment to improve operating flexibility is well underway. Our continued focus on working capital and disciplined capital spending helped us generate strong free cash flow of $12.6 million during the quarter.”

	Quarter Ended March 31,
	2017	2016	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$141,703	$151,205	(6.3)%
Gross profit	$42,003	$48,171	(12.8)%
Gross profit margin	29.6%	31.9%
Operating income	$7,358	$1,129	551.7%
Income from continuing operations:
Income (loss)	$3,128	$(3,336)	193.8%
Income (loss) per diluted share	$0.10	$(0.11)	190.9%

Operating income as adjusted(1)	$8,104	$11,685	(30.6)%
Income from continuing operations as adjusted(1):
Income (loss)	$3,923	$6,186	(36.6)%
Income (loss) per diluted share	$0.13	$0.21	(38.1)%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment declined 5.4% (or 6.6% excluding currency fluctuation) as compared to the first quarter of 2016. The reduction in net sales was primarily due to decreased volume in the Company’s agricultural end market. GAAP operating income was $12.1 million compared to $7.4 million in the first quarter of 2016. GAAP operating income in the first quarter of 2016 included non-cash impairment charges of $8.5 million in Brazil. Adjusted operating income was $12.8 million compared to $16.0 million in the first quarter of 2016. The decline in adjusted operating income was primarily the result of lower sales volumes and some impact from higher commodity prices that the Company expects to recover with price increases moving forward.

Net sales in the Distribution Segment declined 8.6% as compared to the first quarter of 2016. The decrease in net sales was across all product lines, particularly in our northern sales regions as a milder winter had an adverse effect on demand. We also continued to see lower capital spending on equipment across all regions. Operating income was $1.5 million compared to $2.5 million in the first quarter of 2016. The decrease in operating income was primarily the result of lower sales volumes.

Other Financial Items

In March 2017, in order to enable greater financial flexibility, the Company entered into a Fifth Amended and Restated Loan Agreement (the “Loan Agreement”). The Loan Agreement replaced the pre-existing $300 million senior revolving credit facility with a $200 million facility and extended the term from December 2018 to March 2022.

2017 Outlook

The Company continues to anticipate that total revenue will be flat on a constant currency basis in fiscal year 2017 as compared to the prior year. Capital expenditures are expected to be in the range of $10 to $12 million, net interest expense in the range of $8 to $9 million, depreciation and amortization in the range of $32 to $34 million, and an effective tax rate of approximately 36%.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Monday, May 8, 2017 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at: (US) 866-393-4306 or (Int’l) 734-385-2616. The Conference ID # is 12996981. Callers are asked to sign on at least five minutes in advance. A live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 855-859-2056 or (Int’l) 404-537-3406. The Conference ID # is 12996981.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted net income per diluted share from continuing operations, income from continuing operations as adjusted, adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, adjusted EPS, adjusted EBITDA and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unexpected failures at our manufacturing facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay

Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	March 31, 2017	March 31, 2016
Net sales	$141,703	$151,205
Cost of sales	99,700	103,034

Gross profit	42,003	48,171
Selling, general and administrative expenses	34,645	38,497
Impairment charges	—	8,545

Operating income	7,358	1,129
Interest expense, net	1,975	2,019

Income (loss) from continuing operations before income taxes	5,383	(890)
Income tax expense (benefit)	2,255	2,446

Income (loss) from continuing operations	3,128	(3,336)
Income (loss) from discontinued operations, net of income taxes	(14)	(57)

Net income (loss)	$3,114	$(3,393)

Income (loss) per common share from continuing operations:
Basic	$0.10	$(0.11)
Diluted	$0.10	$(0.11)
Income (loss) per common share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Net income (loss) per common share:
Basic	$0.10	$(0.11)
Diluted	$0.10	$(0.11)
Weighted average common shares outstanding:
Basic	30,029,679	29,547,514
Diluted	30,292,583	29,547,514

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2017	2016	% Change
Net Sales
Material Handling	$103,180	$109,024	(5.4)%
Distribution	38,574	42,221	(8.6)%
Inter-company Sales	(51)	(40)	—

Total	$141,703	$151,205	(6.3)%

Operating Income
Material Handling	$12,088	$7,441	62.5%
Distribution	1,538	2,536	(39.4)%
Corporate	(6,268)	(8,848)	—

Total	$7,358	$1,129	551.7%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

OPERATING INCOME BY SEGMENT (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2017	2016
Material Handling
Operating income as reported	$12,088	$7,441
Asset impairments	—	8,545
Restructuring expenses and other adjustments	746	—

Operating income as adjusted	12,834	15,986

Distribution
Operating income as reported	1,538	2,536

Corporate Expense
Corporate expense as reported	(6,268)	(8,848)
CFO severance related costs	—	2,011

Corporate expense as adjusted	(6,268)	(6,837)

Continuing Operations
Operating income as reported	7,358	1,129
Total of all adjustments above	746	10,556

Operating income as adjusted	8,104	11,685
Interest expense, net	(1,975)	(2,019)

Income (loss) before taxes as adjusted	6,129	9,666
Income tax expense*	(2,206)	(3,480)

Income (loss) from continuing operations as adjusted	$3,923	$6,186

Adjusted earnings (loss) per diluted share from continuing operations	$0.13	$0.21

*	Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%.

Note on Reconciliation of Income and Earnings Data: Income from continuing operations as adjusted and adjusted earnings per diluted share from continuing operations are non-GAAP financial measures that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2017	December 31, 2016
Assets
Current Assets
Cash	$7,325	$7,888
Restricted cash	8,637	8,635
Accounts receivable, net	75,582	73,818
Inventories	50,522	46,023
Other	2,764	4,787

Total Current Assets	144,830	141,151
Other Assets	127,593	129,051
Property, Plant, & Equipment, Net	105,426	111,482

Total Assets	$377,849	$381,684

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$56,654	$48,988
Accrued expenses	29,530	30,324

Total Current Liabilities	86,184	79,312
Long-term debt, net	179,571	189,522
Other liabilities	7,923	9,235
Deferred income taxes	10,527	10,582
Total Shareholders’ Equity	93,644	93,033

Total Liabilities & Shareholders’ Equity	$377,849	$381,684

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2017	2016
Cash Flows From Operating Activities
Net income (loss)	$3,114	$(3,393)
Income (loss) from discontinued operations, net of income taxes	(14)	(57)

Income (loss) from continuing operations	3,128	(3,336)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	6,082	6,000
Amortization	2,436	2,499
Accelerated depreciation associated with restructuring activities	618	—
Non-cash stock-based compensation expense	894	1,282
(Gain) loss on fixed asset sales	(1,008)	—
Deferred taxes	101	(967)
Excess tax benefit from stock-based compensation	—	106
Accrued interest income on note receivable	(322)	(301)
Impairment charges	—	8,545
Other	109	214
Payments on performance based compensation	(992)	(1,699)
Other long-term liabilities	(59)	427
Cash flows provided by (used for) working capital
Accounts receivable	(1,799)	(6,766)
Inventories	(4,403)	(4,774)
Prepaid expenses and other assets	2,030	1,143
Accounts payable and accrued expenses	6,234	(13,690)

Net cash provided by (used for) operating activities - continuing operations	13,049	(11,317)
Net cash provided by (used for) operating activities - discontinued operations	—	—

Net cash provided by (used for) operating activities	13,049	(11,317)

Cash Flows From Investing Activities
Capital expenditures	(498)	(7,140)
Proceeds from sale of property, plant and equipment	1,117	6
Proceeds (payments) related to sale of business	—	(4,034)

Net cash provided by (used for) investing activities - continuing operations	619	(11,168)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	619	(11,168)

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	(9,310)	24,999
Cash dividends paid	(4,089)	(4,079)
Proceeds from issuance of common stock	247	47
Excess tax benefit from stock-based compensation	—	(106)
Shares withheld for employee taxes on equity awards	(271)	(502)
Deferred financing costs	(975)	—

Net cash provided by (used for) financing activities - continuing operations	(14,398)	20,359
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(14,398)	20,359

Foreign exchange rate effect on cash	167	383

Net increase (decrease) in cash	(563)	(1,743)
Cash at January 1	7,888	7,344

Cash at March 31	$7,325	$5,601

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2017	March 31, 2016
Net cash provided by (used for) operating activities - continuing operations	$13,049	$(11,317)
Capital expenditures	(498)	(7,140)

Free cash flow	$12,551	$(18,457)

Note on Reconciliation of Cash Flow Data: Free cash flow is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Cash Flows. The Company uses free cash flow as well as other financial measures in connection with its decision-making activities. The Company’s method for calculating free cash flow may not be comparable to methods used by other companies.